Exhibit 5.2

ATTORNEYS AT LAW	Walter S. Weems	The Pinnacle Building, Suite 100	Post Office Drawer 119
		190 East Capitol Street	Jackson, Mississippi 39205
	E-mail: wweems@brunini.com	Jackson, Mississippi 39201
	Direct: 601.960.6863	Telephone: 601.948.3101	Facsimile: 601.960.6902

June 13, 2012

Tyson Foods, Inc.

2200 Don Tyson Parkway

Springdale, Arkansas 72762-6999

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Mississippi counsel to Central Industries, Inc., a Mississippi corporation (the “Guarantor”), in connection with the filing by Tyson Foods, Inc., a Delaware corporation (the “Company”), the Guarantor and other subsidiaries of the Company of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the registration of certain notes to be issued by the Company (the “Notes”) and (ii) guarantees that may be issued by the Company’s subsidiaries, including the Guarantor (the guarantee to be issued by the Guarantor, the “Guarantee,” and together with the Notes, the “Securities”). The Securities are to be issued under the Indenture dated as of June 1, 1995 (the “Indenture”), between the Company and the Bank of New York Mellon Trust Company, National Association, as successor trustee (the “Trustee”) to JP Morgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.), the original trustee, as supplemented by the Supplemental Indenture dated June 13, 2012 (the “Supplemental Indenture”) among the Company, the Guarantor, others of the Company’s subsidiaries, and the Trustee.

In rendering the opinions expressed below, we have examined and relied upon (i) a copy of the Amended and Restated Certificate of Incorporation of the Guarantor filed February 24, 2009, in the office of the Mississippi Secretary of State obtained from the Mississippi Secretary of Sate’s website; (ii) a copy of the Bylaws of the Guarantor delivered to us by the Company; (iii) a Certificate of Existence of the Guarantor dated June 5, 2012, issued by the Mississippi Secretary of State (the “Certificate of Existence”); and (iv) a copy of Resolutions of the Board of Directors of the Guarantor relating to, among other things, the Registration Statement and the Supplemental Indenture, delivered to us by the Company. In such review, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to originals of all documents submitted to us as copies.

Based on the foregoing and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

1.	The Guarantor is a corporation validly existing and in good standing under the laws of the state of Mississippi.

Tyson Foods, Inc.

June 13, 2012

2.	The Guarantor has the corporate power and authority to authorize the issuance of the Guarantee and performance by the Guarantor of the Supplemental Indenture.

3.	The execution, delivery, and performance by the Guarantor of the Supplemental Indenture and the creation and issuance of the Guarantee have been duly authorized by all necessary corporate action on the part of the Guarantor.

The opinions expressed herein are limited to the laws of the state of Mississippi in effect on the date hereof, and we express no opinion herein as to the laws of any other jurisdiction. Our opinion set forth in paragraph 1 above is based solely upon the Certificate of Existence.

This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. This opinion is being provided solely for the benefit of the addressee hereof in connection with the Registration Statement relating to the registration of the Debt Securities and the Guarantee. This opinion may not be used or relied upon for any other purpose, relied upon by any other party, or filed with or disclosed to any governmental authority without our prior written consent.

We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and to the filing of a copy of this opinion as an exhibit thereto. In giving our consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Brunini, Grantham, Grower & Hewes, PLLC

WSW/vw